                                                                   EXHIBIT 10.7a


                              AMENDMENT TO LEASE


      The Standard Industrial/Commercial Single-Tenant Lease - Net dated December 9, 1992 between The Beecher Family Trust, Charles A. Beecher, Jr., Trustee, and Betty Jean Beecher, Trustee as Lessor and Luther Medical Products, a California corporation, as Lessee (the "Lease") is hereby amended as set forth below.

1.    Section 1.1 of the Lease is amended to reflect the following:

      Lessor's interest in the property and Lease was transferred by Quitclaim Deed dated May 16, 1997 to Charles A. Beecher, Jr. and First American Trust Company as Trustees of the "Survivor's Trust" under The Beecher Family Trust restated November 18, 1991, as to an undivided one-half (1/2) interest; and to Charles A. Beecher, Jr. and First American Trust Company as Trustees of the "Exemption Trust" under The Beecher Family Trust restated November 18, 1991, as to an undivided one-half (1/2) interest, as tenants in common (collectively the "Trusts"). All references to Lessor shall be deemed references to the Trusts.

2. The initial Lease term expires on April 30, 1998 and Lessee has requested that Lessor extend the term and modify Lessee's extension rights to allow Lessee to extend the Lease term for less than five (5) years. Lessor has agreed to extend the term to June 30, 1998 and to modify Lessee's rights to extend on the terms set forth herein.

3.    Section 1.3 of the Lease is amended to reflect the following:

      The Lease term is hereby extended beginning July 1, 1998. The initial extended term shall be for a period of one (1) month and shall continue to be extended thereafter on a monthly basis, subject to not less than six
      (6) months written notice of termination of the Lease by either party delivered to the other party (herein, "notice of termination").

4.    Section 1.5 of the Lease is amended to reflect the following:

      The base rent beginning May 1, 1998, and, until changed thereafter in the manner set forth herein below, shall be fixed at $13,650.00 per month.

      At any time, commencing on or after July 1, 1998, either part may request a revision of the amount of the basic rent (herein, "request for revision"). The parties shall then negotiate, in good faith, the prospective, revised basic rental rate. If an agreement in writing is reached in respect of such revised basic rental rate within ninety (90) days of such request for revision, then such revised basic rental rate shall become effective
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     six (6) months following the date of such agreement. If an agreement, however, is not reached with respect to such revised basic rental rate within ninety (90) days of such request for revision, then the Lessee's right to occupy the Premises shall cease six (6) months following the earlier of any outstanding notice of termination of the Lease (e.g., if such notice is given before the request for basic rental adjustment but before the expiration of the ninety (90) day period for negotiation of rent) or such ninetieth (90th) day after receipt of the request for revision of the basic rental rate. No request for revision in the basic rental rate need be acted upon if made after either party has given the other party a notice of termination of the Lease under amended paragraph
     1.3 above.

5. Paragraphs 50 and 51 of the Lease, "Right of First Refusal to Purchase" and "Option to Extend Term" are hereby deleted.

6.   Any notices to be given to Lessor shall be addressed as follows:

     "Charles A. Beecher, Jr., Trustee
     First American Trust Company, Trustee
     2161 San Joaquin Hills Road
     Newport Beach, CA 92660"

7.   Except as set forth above, the Lease shall remain in full force and effect.

     This Amendment to Lease is executed on the dates set forth below and shall become effective as of the last date set forth below.


LESSOR:


Charles A. Beecher, Jr. and First American Trust Company as Trustees of the "Survivor's Trust" under The Beecher Family Trust restated November 18, 1991

By: First American Trust Company, Trustee

    By: /s/ S.L. ROSS                        Date:  4/23/98
       -----------------------------              -------------

    By: /s/ CHARLES A. BEECHER, JR.          Date:  4-23-98
       -----------------------------              -------------
       Charles A. Beecher, Jr., Trustee


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Charles A. Beecher, Jr. and First American Trust Company as Trustees of the
"Exemption Trust" under The Beecher Family Trust restated November 18, 1991

By:  First American Trust Company, Trustee

     By: /s/ S. L. Ross                      Date: 4-23-98
        ---------------------------------          -------

     By: /s/ CHARLES A. BEECHER JR.          Date: 4-23-98
        ----------------------------------         -------
        Charles A. Beecher, Jr., Trustee



LESSEE:

Luther Medical Products, Inc.

By: /s/ D. ROLLO                             Date: 4/17/98
    --------------------------------------         -------
    Its President

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